UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2024

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/1,050th share of common stock at an exercise price of $12,075.00 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on February 18, 2022, LifeSci Capital LLC filed an action against the Company in the U.S. District Court for the Southern District of New York seeking damages in the amount of approximately $5.3 million plus interest for unpaid banking and advisory fees. These fees arise under contracts which were entered into prior to the business combination (the “Business Combination”) with Petra Acquisition (“Petra”) and the Company asserted that LifeSci Capital LLC was not entitled to the fee because it violated its responsibilities by misrepresenting to Petra the funds that would be available following the Business Combination, absent which Petra would not have entered into the Business Combination Agreement. Also as previously reported, on December 1, 2023 a Magistrate Judge issued a report recommending summary judgment in favor of LifeSci Capital LLC. On August 1, 2024 the District Court judge entered an order adopting the Magistrate Judge’s report and granted the summary judgment and a judgment has been issued in the amount of approximately $7.3 million.

The Company has sufficient cash resources to satisfy the judgment and is in the process of doing so. Based upon the available cash, the satisfaction of the judgment will not have an immediate impact on the Company’s development and clinical trial programs.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	August 2, 2024	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)